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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM 8-K
                               --------------

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported): OCTOBER 25, 2006

                            --------------------

                        IMPSAT FIBER NETWORKS, INC.
           (Exact name of registrant as specified in its charter)

                           ----------------------

           DELAWARE                   000-29085              52-1910372
 ----------------------------       -------------        ------------------
 (State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)              File Number)        Identification No.)



                      ELVIRA RAWSON DE DELLEPIANE 150
                              PISO 8, C1107BCA
                          BUENOS AIRES, ARGENTINA
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

    Registrant's telephone number, including area code: (5411) 5170-0000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On October 25, 2006, IMPSAT Fiber Networks, Inc., a Delaware corporation (the "Company"), Global Crossing Limited, a Bermuda corporation ("GCL"), and GC Crystal Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of GCL ("MergerCo"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger of MergerCo with and into the Company, with the Company continuing as the surviving corporation. As a result of the merger, the Company will be a wholly-owned subsidiary of GCL and will cease to be a public company.

     Pursuant to the terms of the Merger Agreement, the Company's stockholders will receive, upon completion of the merger, $9.32 in cash, without interest (the "Merger Consideration"), for each issued and outstanding share of common stock. Each outstanding option or warrant to purchase the Company's common stock of a per share exercise price lower than the Merger Consideration will be converted into the right to receive a cash amount equal to the Merger Consideration less the exercise price for such option or warrant, as the case may be, net of any applicable taxes.

     The Board of Directors of the Company (the "Board") has unanimously approved the Merger Agreement. The Company, GCL and MergerCo have made customary representations, warranties and covenants in the Merger Agreement. The covenants of the Company include, subject to certain exceptions, among other covenants to (i) conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the merger, (ii) use, together with GCL and MergerCo, commercially reasonable efforts to cause the closing to occur, (iii) hold a stockholder meeting for the purpose of voting on the adoption of the Merger Agreement and recommend that the stockholders approve and adopt such merger agreement and (iv) not solicit proposals relating to an alternative acquisition proposal and subject to certain exceptions, to not enter into discussions or negotiations concerning, or provide confidential information in connection with, an alternative acquisition proposal.

     Pursuant to the terms of the Merger Agreement, prior to completion of the merger, the Company will commence contingent offers to purchase all of the outstanding Series A 6% Senior Guaranteed Convertible Notes due 2011 (the "Series A Notes") and Series B 6% Senior Guaranteed Convertible Notes due 2011 (the "Series B Notes") at 101% of the outstanding principal amount thereof, plus accrued interest thereon (if any) to the payment date. Each pre-closing offer to purchase will be contingent upon the occurrence of the closing of the merger. In addition, prior to completion of the merger, the Company will commence separate consent solicitations with respect to each of the indentures for the Series A and Series B Notes, which will seek certain amendments to the indentures that will only become operative upon consummation of the merger.

     The consummation of the merger is subject to a number of conditions, including, among others, (i) approval of the Merger Agreement by the stockholders of the Company in accordance with the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Company, (ii) absence of any injunction or other order issued by a governmental entity of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by the Merger Agreement,
(iii) receipt of certain required regulatory approvals and (iv) the absence of any event or circumstance which has had or will reasonably be expected to have a material adverse effect on the Company. Each party's obligation to close is also subject to the accuracy of representations and warranties of and compliance with covenants by the other party to the Merger Agreement, in each case, as set forth in the Merger Agreement.

     The Merger Agreement contains certain termination rights for both the Company and GCL. The Merger Agreement provides that in certain circumstances, upon termination, the Company would be required to pay GCL a termination fee of $5,000,000.

     In connection with the Merger Agreement, Morgan Stanley & Co., Incorporated ("Morgan Stanley"), W.R. Huff Asset Management Co., LLC ("WR Huff") as well as several officers and a director of the Company (in their capacities as either a stockholder and/or beneficial owner of Company common stock and/or a noteholder), entered into support agreements with GCL. Pursuant to the support agreements, the parties agree to support and vote in favor of the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and WR Huff and Morgan Stanley agreed to validly tender all of their Series A and B Notes pursuant to and in accordance with the terms of the offers to purchase (as contemplated in the Merger Agreement). The aforementioned support agreements will terminate upon the earlier of the consummation of the merger or the termination of the Merger Agreement. The foregoing description of the support agreements are qualified in their entirety by reference to the complete text of the support agreements, the forms of which are included as Exhibits A-1, A-2 and A-3 of the Merger Agreement.

     In connection with furnishing information to GCL and in executing the Merger Agreement, the Company furnished the following information:

     (1) On September 12, 2006, the tax authorities of the city of Buenos Aires, Argentina, sent the Company a tax assessment for the third quarterly installment of 2006 relating to a purported tax for the use of the air space in and around the city in respect of the Company's antennas and supporting structures in the amount of approximately $1.7 million. Included in the notice was a statement of additional assessments covering earlier years (2003 through 2005) and the first two quarters of 2006. The total amount for these earlier periods was approximately $29.4 million. The Company had previously received two notices from the city for these types of taxes, both in 2005, one of which related to the second quarter of fiscal 2005 and the other of which related to the fiscal year 2003, which followed a request from the city in 2003 for information regarding the ownership by the Company of antennas in the city for purposes of imposition of the tax. The Company has formally objected to the legality of the tax and has rejected each of the notices in an administrative proceeding. The Company learned in July 2005 that the city had rejected the Company's objection to the legality of the tax through a "Providencia" which also has been rejected by the Company and is also the subject of the administrative proceeding. The Company believes, based on its analysis of the issue and advice of its legal counsel, that no tax is owed and the Company intends to vigorously defend against any requirement that it pay the tax;

     (2) On September 27, 2006, the Company assigned to BanCafe-Panama, a subsidiary of the BanCafe Colombia group, a participation interest, at par, in an outstanding loan from BanColumbia (Panama) to the Company's Colombian subsidiary, Impsat S.A., for a cash payment of $3,060,000. The assignment increased cash and the amount of third party debt recorded in the Company's consolidated financial statements and decreased intercompany indebtedness; and

     (3) In the third quarter of 2006, IMPSAT Comunicacoes Ltda ("Impsat Brazil") failed to comply with certain financial ratios on its approximately $64 million of Senior Secured Notes. On October 5, 2006, Impsat Brazil obtained a waiver from the holder of the notes for any non-compliance with these covenants through the second quarter of 2007.

     The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

CAUTIONARY STATEMENT

     The Merger Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual, business or operational information about the parties. Such information can be found elsewhere in the other public filings the Company makes with the Securities and Exchange Commission (the "SEC"), which are available without charge at www.sec.gov or at the Company's Investor Relations website at www.impsat.com.

     The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. In addition, such representations and warranties
(i) have been qualified by disclosures made to the other party in connection with the Merger Agreement, (ii) will not survive consummation of the Merger and, absent willful or intentional breach, cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, (iii) at closing, must only be true and correct subject to the standards contained in Article V of the Merger Agreement, which may differ from what may be viewed as material by investors and (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.

     Information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company. Moreover, representations and warranties are frequently utilized in merger agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. Accordingly, the representations and warranties should not be relied upon as current characterizations of factual information about GCL or the Company.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

     IN CONNECTION WITH GCL'S PROPOSED ACQUISITION OF THE COMPANY AND PURSUANT TO THE TERMS OF THE MERGER AGREEMENT, THE COMPANY WILL FILE A PROXY STATEMENT WITH THE SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about the Company, at the SEC's Internet site (www.sec.gov). These documents may also be obtained for free from the Company's Investor Relations website (www.impsat.com) or by directing a request to the Company at: IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina, Attention:
Guillermo Pardo.

     The Company and its respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from the Company's stockholders in respect of the proposed transaction. Information regarding the Company's directors and executive officers is available in the Company's proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 31, 2006. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

ITEM 8.01      OTHER EVENTS

     On October 25, 2006, the Board adopted resolutions approving a one-time cash payment in the amount of $60,000 to director Edward Dartley. The Company has previously granted options to each of its directors or such directors' affiliates in connection with such directors' agreement to serve on the Board. Mr. Dartley became a member of the Board on June 28, 2006. Options were to be granted to Mr. Dartley for his service to the Board and as an inducement for his continued service, but the Company has been unable to do so because the Company has been continuously engaged in the exploration of strategic alternatives since the time of his appointment. The one-time cash payment is intended to compensate Mr. Dartley in lieu of the options Mr. Dartley would have received if the Company had granted Mr. Dartley options consistent with its arrangements with the other members of the Board. If in the future the Company determines it is feasible and appropriate to grant options to members of the Board and Mr. Dartley is a member of the Board at the time, the amount of the one-time cash payment will be considered in conjunction with the option issuance with the goal of ensuring consistency in the aggregate cash and equity based compensation of each member of the Board.


FORWARD-LOOKING STATEMENTS

     This written communication contains forward-looking statements that involve risks and uncertainties concerning GCL's proposed acquisition of the Company, the Company's expected financial performance, as well as the Company's strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the reaction of customers of the Company to the transaction, general economic or political conditions and adverse litigation results. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Copies of these filings may be obtained by accessing the Company's website (www.impsat.com) or the SEC's website (www.sec.gov). The Company does not undertake any obligation to update any of the forward-looking statements to conform to actual results.

     The Company intends that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

     The following is furnished as an Exhibit to this report:

2.1 Agreement and Plan of Merger, dated as of October 25, 2006, among IMPSAT Fiber Networks, Inc., Global Crossing Limited and GC Crystal Acquisition, Inc. (the schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K*).
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     *The Company hereby agrees to furnish supplementally a copy of the omitted schedules to the SEC upon its request.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IMPSAT Fiber Networks, INC.

Date:  October 30, 2006                 By: /s/ Hector Alonso
                                            -----------------
                                            Name:   Hector Alonso
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer

                               EXHIBIT INDEX



EXHIBIT NO.    DESCRIPTION
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2.1            Agreement and Plan of Merger, dated as of October 25, 2006, among IMPSAT Fiber Networks, Inc., Global Crossing Limited, and GC Crystal Acquisition, Inc. (the schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).